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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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
SUBSIDIARY                            STATE OF INCORPORATION            DOES BUSINESS AS
------------------------------------- --------------------------------- ---------------------------
3057011 Canada, Inc.                  Ontario, Canada
Answer Iowa, Inc.                     Iowa                              Arch Paging
Arch Canada, Inc.                     Ontario, Canada
Arch Capitol District, Inc.           New York                          Page New York
Arch Communications Enterprises,      Delaware                          Arch Nationwide Paging
Inc.
                                                                        AD-VU
Arch Communications Services, Inc.    New York                          Arch Paging
Arch Connecticut Valley, Inc.         Massachusetts                     Arch Paging
Arch Michigan, Inc.                   Delaware                          Arch Paging
Arch Southeast Communications, Inc.   Delaware                          Arch Paging
Becker Beeper, Inc.                   Illinois                          Arch Paging
The Beeper Company of America, Inc.   Colorado                          Arch Paging
PCI Holding Company                   Pennsylvania                      Arch Paging
Per-Com Wireless Enterprises, Inc.    Ontario, Canada
Premiere Page of Kansas, Inc.         Kansas                            Arch Paging
Professional Communications, Inc.     Pennsylvania                      Arch Paging
(PA)
Professional Electronics, Inc.        Pennsylvania                      Arch Paging
Q Media Company - Paging, Inc.        Delaware                          Arch Paging
Q Media Company - Paging, Inc.        Kansas                            Arch Paging
Q Media Paging - Alabama, Inc.        Delaware                          Arch Paging
USA Mobile Communications, Inc. II    Delaware                          Arch Paging
USA Mobile Communications, Inc. III   Delaware                          Arch Paging
W.Q. Communications, Inc.             Kansas                            Arch Paging
The Westlink Company                  Delaware                          Arch Paging
The Westlink Paging Company of New    New Mexico                        Arch Paging
Mexico, Inc.
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